As filed with the Securities and Exchange Commission on February 14, 2005
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       MEDIACOM COMMUNICATIONS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                           06-1566067
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              100 CRYSTAL RUN ROAD
                           MIDDLETOWN, NEW YORK 10941
                    (Address of Principal Executive Offices)

             MEDIACOM COMMUNICATIONS CORPORATION 2003 INCENTIVE PLAN
  (FORMERLY NAMED: MEDIACOM COMMUNICATIONS CORPORATION 1999 STOCK OPTION PLAN)
                            (Full Title of the Plan)

                                ROCCO B. COMMISSO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              100 CRYSTAL RUN ROAD
                           MIDDLETOWN, NEW YORK 10941
                                 (845) 695-2600
            (Name, Address and Telephone Number of Agent for Service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE


----------------------------- ----------------------- ----------------------- ------------------------ ----------------------
                                                             PROPOSED                PROPOSED
    TITLE OF SECURITIES             AMOUNT TO            MAXIMUM OFFERING        MAXIMUM AGGREGATE           AMOUNT OF
      TO BE REGISTERED         BE REGISTERED (1)(2)    PRICE PER SHARE (3)        OFFERING PRICE         REGISTRATION FEE
----------------------------- ----------------------- ----------------------- ------------------------ ----------------------
----------------------------- ----------------------- ----------------------- ------------------------ ----------------------
Common Stock, $.01 par
  value per share (4)...........12,000,000 shares             $5.81                 $69,720,000              $8,206.04
----------------------------- ----------------------- ----------------------- ------------------------ ----------------------



(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) The shares of common stock registered by this Registration Statement are in addition to 9,000,000 shares of common stock previously registered on Form S-8 (Registration No. 333-41360) with respect to the Mediacom Communications Corporation 2003 Incentive Plan (formerly the 1999 Stock Option Plan (the "Plan"))
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933.
(4) As provided under the Plan, the shares of common stock issued or issuable under the Plan may be either Class A common stock or Class B common stock of the Registrant.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Mediacom Communications Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") (File No. 0-29227) are hereby incorporated by reference and made a part of this Registration Statement:

     o The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;

     o The Registrant's Definitive Proxy Statement for the Registrant's 2004 Annual Meeting, filed with the Commission on April 29, 2004;

     o The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;

     o The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

     o The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

     o The Registrant's Current Report on Form 8-K, dated December 17, 2004, filed with the Commission on December 23, 2004;

     o The Registrant's Current Report on Form 8-K, dated November 23, 2004, filed with the Commission on November 26, 2004;

     o The Registrant's Current Report on Form 8-K, dated October 21, 2004, filed with the Commission on October 27, 2004; and

     o The Registrant's Registration Statement on Form 8-A containing a description of the Registrant's Class A common stock.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for information furnished to the Commission that is not deemed to be "filed" for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     The Registrant's Class A common stock is registered under Section 12 of the Exchange Act and a description of such common stock is set forth in the Registrant's Registration Statement on Form 8-A. The Registrant's Class B common stock is not registered under Section 12 of the Exchange Act. The following is a description of the Registrant's Class B common stock.

     The  rights  of the  holders  of  Class A and  Class  B  common  stock  are substantially identical in all respects, except for voting and conversion rights. Only certain directors, officers and other members of the Registrant's management group and certain other permitted holders, including relatives and affiliates of these persons, as described in the Registrant's restated certificate of incorporation, may hold Class B common stock. There is no limitation on who may hold Class A common stock. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to ten votes per share. Holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval, except as otherwise required by the Delaware General Corporation Law. Under Delaware law, the holders of each class of common stock are entitled to vote as a separate class with respect to any amendment to the Registrant's certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely. The Registrant's certificate of incorporation does not provide for cumulative voting for the election of the Registrant's directors, with the result that stockholders owning or controlling more than 50% of the total votes cast for the election of directors can elect all of the directors.

     Subject to the dividend rights of holders of preferred stock, holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for this purpose. In the event of the Registrant's liquidation, dissolution or winding up, the holders of both classes of common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of the Registrant's liabilities and after provision has been made for payment of liquidation preferences to all holders of preferred stock. Holders of common stock have no conversion, redemption or sinking fund provisions or preemptive or other subscription rights, except that:

     o in the event any shares of Class B common stock are transferred to persons other than certain directors, officers and other members of the Registrant's management group, or certain other permitted holders, such shares will be converted automatically into shares of Class A common stock on a one-for-one basis; and

     o each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder at any time.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Robert L. Winikoff, a director of the Registrant, is a member of Sonnenschein Nath & Rosenthal LLP, counsel to the Registrant. Mr. Winikoff beneficially owns 15,000 shares of the Registrant's Class A common stock. Mr. Winikoff serves as a manager of a limited liability company which owns 30,000 shares of the Registrant's Class A common stock. Mr. Winikoff disclaims beneficial ownership of the shares held by the limited liability company except to the extent of his pecuniary interest therein. Mr. Winikoff has options to purchase 48,000 additional shares of the Registrant's Class A common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The amended and restated by-laws of the Registrant provides for indemnification by the Registrant of any director or officer (as such term is defined in the by-laws) of the Registrant who is or was a director of any of its subsidiaries, or, at the request of the Registrant, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. the Registrant intends to enter into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NUMBER                        DESCRIPTION OF EXHIBIT
----------------    ------------------------------------------------------------
      4.1*          Mediacom  Communications  Corporation  2003  Incentive  Plan
                    (included as an exhibit in the Registrant's  Proxy Statement for the 2003 Annual Meeting)
      4.2*          Restated  Certificate  of  Incorporation  of the  Registrant
                    (included  as an  exhibit in the  Registrant's  Registration
                    Statement on Form S-1, Registration No. 333-90879)
      4.3*          Amended and Restated  Bylaws of the Registrant  (included as an exhibit in the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2001)
      5.1           Opinion of Sonnenschein Nath & Rosenthal LLP relating to the validity of the securities
     23.1           Consent   of    PricewaterhouseCoopers    LLP,   independent
                    registered public accounting firm
     23.2           Consent  of  Arthur  Andersen,  LLP,  independent  certified public accountants (1)
     23.3           Consent of  Sonnenschein  Nath & Rosenthal LLP (contained in
                    Exhibit 5.1)
     24.1           Power of Attorney (included as part of signature page)

-------------
* The exhibits have previously been filed with the Commission as part of the filing indicated and are incorporated herein by reference.

(1) The consolidated financial statements of the Registrant for the year ended December 31, 2001, which are incorporated by reference into the Registrant's Registration Statement on Form S-8, have been audited by Arthur Andersen, LLP, independent certified public accountants ("AA"). However, after reasonable efforts, the Registrant has been unable to obtain the written consent of AA with respect to the incorporation by reference of such financial statements into this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of AA in reliance upon Rule 437a of the Securities Act of 1933 (the "Securities Act"). As a result, you may not be able to recover damages from AA under Section 11 of the Securities Act, for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the aforementioned financial statements of the Registrant which are incorporated into this Registration Statement by reference.

ITEM 9. UNDERTAKINGS.

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided,  however,  that the  undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown and State of New York on this 11th day of February 2005.

                                     MEDIACOM COMMUNICATIONS CORPORATION


                                     By: /s/ Rocco B. Commisso
                                         -------------------------------------
                                          Rocco B. Commisso
                                          Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Commisso and Mark E. Stephan, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                         TITLE                                   DATE
                                          Chairman and Chief Executive Officer (Principal
/s/ Rocco B. Commisso                     Executive Officer)                                      February 11, 2005
--------------------------------------
Rocco B. Commisso

                                          Executive Vice President and Chief Financial            February 11, 2005
                                          Officer (Principal Financial Officer and
/s/ Mark E. Stephan                       Principal Accounting Officer)
--------------------------------------
Mark E. Stephan

/s/ Craig S. Mitchell                     Director                                                February 11, 2005
--------------------------------------
Craig S. Mitchell

/s/ William S. Morris III                 Director                                                February 11, 2005
--------------------------------------
William S. Morris III



                                          Director
--------------------------------------
Thomas V. Reifenheiser

/s/ Natale S. Ricciardi                   Director                                                February 11, 2005
--------------------------------------
Natale S. Ricciardi

/s/ Robert L. Winikoff                    Director                                                February 11, 2005
--------------------------------------
Robert L. Winikoff


                                INDEX TO EXHIBITS

EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT
----------------    ------------------------------------------------------------
      4.1*          Mediacom  Communications  Corporation  2003  Incentive  Plan
                    (included as an exhibit in the Registrant's  Proxy Statement for the 2003 Annual Meeting)
      4.2*          Restated  Certificate  of  Incorporation  of the  Registrant
                    (included  as an  exhibit in the  Registrant's  Registration
                    Statement on Form S-1, Registration No. 333-90879)
      4.3*          Amended and Restated  Bylaws of the Registrant  (included as an exhibit in the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2001)
      5.1           Opinion of Sonnenschein Nath & Rosenthal LLP relating to the validity of the securities
     23.1           Consent   of    PricewaterhouseCoopers    LLP,   independent
                    registered public accounting firm
     23.2           Consent  of  Arthur  Andersen,  LLP,  independent  certified public accountants (1)
     23.3           Consent of  Sonnenschein  Nath & Rosenthal LLP (contained in
                    Exhibit 5.1)
     24.1           Power of Attorney (included as part of signature page)

-------------
* The exhibits have previously been filed with the Commission as part of the filing indicated and are incorporated herein by reference.

(1) The consolidated financial statements of the Registrant for the year ended December 31, 2001, which are incorporated by reference into the Registrant's Registration Statement on Form S-8, have been audited by Arthur Andersen, LLP, independent certified public accountants ("AA"). However, after reasonable efforts, the Registrant has been unable to obtain the written consent of AA with respect to the incorporation by reference of such financial statements into this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of AA in reliance upon Rule 437a of the Securities Act of 1933 (the "Securities Act"). As a result, you may not be able to recover damages from AA under Section 11 of the Securities Act, for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the aforementioned financial statements of the Registrant which are incorporated into this Registration Statement by reference.